CANNBERRYTEK INC.
A FLORIDA CORP.
OPERATING AGREEMENT

This Operating Agreement (the "**Agreement**") is entered into on or as of February 7th, 2019 by and among the Shareholders listed on Exhibit "A" attached to this Agreement.

Recitals

A. On February 7th, 2019, Articles of Incorporation for Cannberry Tek, Inc. (the "**Company**"), a profit company under the laws of the state of Florida were filed with the Florida Department of State to authorize 10,000,000 shares of Common Stock (.001 par value).

B. The Shareholders hereby adopt and approve this operating agreement for the Company on the following terms and conditions:

Article I
Organization Matters

1.1. **Name.** The Company shall conduct business under the name Cannberry Tek, Inc.

1.2 **Term**. The company's beginning date is the date that the Articles of Incorporation were filed.

1.3 **Office and Agent.** The Company shall continuously maintain an office and a registered agent in the United States. The principal office of the company shall be at 8411 West Oakland Park Blvd. Suite 201 Sunrise, FL 33351 or such location as the Shareholders may determine.

1.4 **Business of the company.** The Company shall engage in the following business, and any activities necessary or appropriate to carry out that business, unless 86% of the Shareholders approve a change in the Company's business: Approach the Cannabis marketplace by applying a novel, most advanced proprietary Biotechnologies such as Transformation and Regeneration systems and methods as well as high throughput propagation technology and the development and commercialization of such Technologies. Development and application of large-scale production of high value propagation plantlets. Proprietary techniques for Green, Pathogen-free, User- safe, pesticides-free plantlets. Establishing and maintaining of high-value Genetic Bank.

1.5 **Board of Directors**. The Company Board of Directors shall consist of Dan Oran, Eddie Nurieli and Niv Yonani.

Article 2
Capital Contributions

2.1 **Capital Contributions**. Each Shareholder shall contribute capital to the Company in the amount shown on Exhibit "A" of this Agreement. No Shareholder shall be required or permitted to make any additional contributions to the Company without 86% consent of the other Shareholders.

2.2 **No Interest.** The Company shall not pay any interest on capital contributions.

Article 3
Shareholders

3.1 **Admission of Additional Shareholders.** Upon approval of 86% of the existing Shareholders, additional Shareholders may be admitted into the Company on terms determined by the Shareholders.

3.2 **Right of First Refusal**. Before any Shares held by any Shareholder may be sold or otherwise transferred, the other Shareholders shall have a 10-business day right of first refusal on a pro-rata basis to purchase the Shares on the same terms and conditions set forth in the purchase agreement to the independent third party.

3.3 **Payments to Shareholders.** There shall be no minimum or guaranteed payments to Shareholders. The Company shall reimburse the Shareholders for the actual costs including Incorporation expenses incurred to form the Company.

Article 4
Management and Control of the Company

4.1 **Management and Powers.** The intent of each Shareholder is to actively engage in the Company management. Accordingly, the Board of Directors shall have full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business property and affairs.

4.2 **Limitations on Power of Shareholders.** Notwithstanding any other provisions of this Agreement, no debt or liability of more than $10,500 may be contracted on behalf of the Company without the approval of 86% of the Shareholders. The Shareholders shall authorize one or more of the Shareholders or designees of the Shareholders to sign checks and drafts in the Company's name ("**authorized signatory**").

4.3 **Contracts and Obligations.** The signature of the authorized signatory is required to sign contracts and obligations on behalf of the Company. Additionally, 86% approval of the Shareholders must be obtained prior to:

A. The merger of the Company with another business entity.
B. The establishment of different Shareholder classes of stock.
C. A change in the authorized businesses of the Company (Section 1.4),
D. Any act which would make it impossible to carry on the ordinary business of the Company
E. The confession of judgment against the Company
F. Any other transaction described in this Agreement which requires the approval, consent or vote of all of the Shareholders.
G. The sale, exchange or other disposition of substantially all of the Company's assets occurring as part of single or multiple transactions or plan.

4.4 **Shareholder Approval.** The "vote" or "approval" of the Shareholders shall mean approval by 86% of the Shareholders. Shareholders shall vote or approve by their percentage interest as shown on Exhibit A of this Agreement. No annual or regular meetings of the Shareholders are required. However, if such meetings are held, such meetings shall be noticed, held and conducted pursuant to the Act.

4.5 **Devotion of Time**. The Shareholders listed on Exhibit A other than Profile Solutions, Inc. and Zvi Sabo shall devote their business time and efforts to the Company pursuant to employment agreements with the Company.

4.6 **Non-competition.** The Shareholders agree that as Shareholders and for two (2) years thereafter, Shareholders will not, without the Company's prior written consent, (a) directly work on any products or services, or indirectly work on any commercial products or services, that are competitive with products or services (i) being commercially developed or exploited by the Company while being a Shareholder and (ii) on which Shareholder worked or about which Shareholders learned Proprietary Information while being a shareholder of the Company; or (b) solicit the employment of any employee of the Company with whom Shareholder had contact in connection with the relationship arising under this Agreement.

4.7 **Protection of Trade Secrets**. Each Shareholder acknowledges that the customer lists, trade secrets, processes, methods and technical information of the Company and any other matters designated by the majority of the Shareholders are the Company's assets. Each Shareholder agrees not to disclose any of these assets to anyone outside the Company, except with written consent by the Company, even if the Shareholder withdraws from the Company.

4.8 **Transactions between the Company and the Shareholders.** Any Shareholder may enter into a contract or transaction with the Company with the approval of 86% of the Shareholders. If there is a potential conflict of interest, this approval must be in writing.

Article 5
Allocations of Net Profits and Net Losses and Distribution

5.1 **Allocations of Net Loss and Quarterly Distributions**

A. **Net Profits and/or Net Loss.** Shall be applied in accordance with United States Generally Accepted Accounting Practices. ("US GAAP").

B. **Quarterly Distribution of Available Cash.** At the end of each calendar quarter, the after-tax net income of the Company, if any, may be distributed to the Shareholders, pro rata according to their percentage interest.

Article 6
Transfer and Assignment of Interests

6.1 **Transfer and Assignment of Interests.** Shareholders who wish to transfer, assign, convey or sell their Shares must offer the other shareholders pro-rata, the right of first refusal per 3.2 above prior to.

6.2 **Substitution of Shareholders.** If the right of first approval is denied, the transferee shall:

A. Execute an instrument satisfactory to the Shareholders which accepts and adopts the terms and provisions of this Agreement.

B. Pay any reasonable expenses in connection with his or her admission as a new Shareholder.

The admission of a new Shareholder shall not release the Shareholder who assigned the Shareholders Interest from any liability that Shareholder may have to the Company.

Article 7
Consequences of Bankruptcy or Dissolution of Shareholder

7.1 **Dissolution Event.** Upon the occurrence of bankruptcy or dissolution of any Shareholder ("Dissolution Event"), the Company shall dissolve unless the Remaining Shareholder who agrees within ninety (90) days to continue the business of the Company. The Company and/or the Remaining Shareholder may purchase the Former Shareholder's Shares as provided in this Agreement.

7.2 **Purchase Price.** The purchase price for the Former Shareholder's interest shall be the fair market value of the Former Shareholder's Interest as determined by agreement of the former Shareholder and the Purchasing Shareholders. If the Former Shareholder and the Purchasing Shareholders cannot agree on the purchase price within 30 days after the Dissolution Event, the purchase price shall be determined by an independent appraiser. The Purchasing Shareholders as a group, and the Former Shareholder, shall each pay one-half of the cost of the appraisal. If the Dissolution Event results from a breach of this Agreement by the

Former Shareholder, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Purchasing Shareholders as a result of such breach.

7.3 **Notice of Intent to Purchase.** Within fifteen (15) days after a Dissolution Event, the Remaining Shareholder shall notify the other Shareholder in writing of whether it chooses to purchase a portion or all of the Former Shareholder's Interest. If the Remaining Shareholder fails to purchase the entire interest of the Former Shareholder, the company shall purchase any remaining share of the Former Shareholder's Interest at fair market value to be determined by Certified appraisal with cost split between the Shareholders pro-rata.

7.4 **Payment of Purchase Price**. The closing shall occur no later than 30 days following the determination of the purchase price. The Purchasing Shareholder may pay all of the purchase in cash, or one fifth (1/5) at closing, with the remainder due in a negotiable promissory note, payable in four equal annual principal installments plus prevailing interest

7.5 **Closing of Purchase of Former Shareholder's Interest.** At the closing for the sale of a Former Shareholder's Interest, the Former Shareholder shall provide a document conveying their interest and representing that the interest is free of encumbrances.

Article 8
Accounting, Records, Reporting by Shareholders.

8.1 **Books and Records.** The Company's books and records shall be kept and maintained in accordance with US GAAP. The Company shall maintain at its principal office:

A. A current Shareholders list showing their full name, last known business address and Shareholder ownership Interest;
B. A copy of the Articles of Incorporation and any and all amendments
C. Copies of the Company's federal, state, and local income tax or information returns for the six (6) most recent taxable years;
D. A copy of this Operating Agreement and any and all amendments;
E. The Company's books and records as they relate to the internal affairs or the company for at least the current and past four (4) fiscal years.

8.2 **Reports.** Within 30 days of the completion of each quarter ending March 31st, June 30th, September 30th and December 31st the Company shall provide information necessary for the Shareholders to prepare their required Securities and Exchange Commission reports and federal and state income or sales tax returns if applicable.

8.3 Bank Accounts. The Shareholders shall maintain Company funds in one or more separate bank accounts in the name of the Company and shall not commingle the funds with any other person or entity. Any Shareholder, acting alone, may endorse and deposit into the Company's accounts any checks made payable to the Company. The Shareholders shall authorize one or more of the Shareholders or designees of the Shareholders to sign checks and drafts in the Company's name.

Article 9
Dissolution and Winding Up

9.1 **Conditions of Dissolution:** The company shall dissolve:

A. If there is a judicial dissolution pursuant to United States Section 17351 of the Corporations Code;
B. If the Shareholders unanimously vote to dissolve the Company;
C. If there is a Dissolution Event and the Remaining Shareholders fail to agree to continue the business of the Company within ninety (90) days after the occurrence of such event or the Company or the Remaining Shareholders fail to purchase the former Shareholder's Interest as provided in Article 7; or
D. Upon the sale of substantially all of the assets of the Company.

9.2 **Winding Up.** Upon the dissolution, the Company's assets shall be disposed of and its affairs wound up. After determining that all the known debts and liabilities of the Company have been paid, the remaining assets shall be distributed to the Shareholders according to their Capital Account balances, after taking into account income and loss allocations for the Company's final taxable year.

9.3 **Limitations on Payments Made in Dissolution.** Except as otherwise specifically provided in this Agreement, each Shareholder shall only be entitled to look solely at the net assets of the Company for the return of its percentage ownership and shall have no recourse against the other Shareholder except as provided in Article 10.

Article 10
Indemnification

10.1 **Indemnification of Agents.** The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason that it was a Shareholder, officer, employee or other agent of the Company to the fullest extent permitted by applicable law. The standard of the fiduciary duty each Shareholder is to act in the highest good faith to the Shareholders and the Company. A Shareholder may not seek to obtain an advantage in the Company affairs by misconduct, misrepresentation, concealment, threat or adverse pressure.

Article 11
Investment Representations

Each Shareholder hereby represents and warrants to, and agrees with, the Shareholders, the other Shareholders and the company as follows:

11.1 **Preexisting Relationship or Experience.** It has a preexisting personal or business relationship with the Company or one or more of its Shareholders, or by reason of his or her business or financial experience it can evaluate the risks and merits of an investment in the Company and of protecting his or her own interests in connection with this investment.

11.2 **No Advertising.** It has not seen, received, been presented with or been solicited by a leaflet, public promotional meeting, article or any other form of advertising with respect to its Shareholder Interest.

11.3 **Investment Intent.** It is acquiring the Shareholder Interest for investment purposes for its own account and not with a view to resale. No other person or entity will have any direct or indirect beneficial interest in or right to the Shareholder Interest.

Article 12
Miscellaneous

12.1 **Complete Agreement.** This Agreement and the Articles of Incorporation constitute the complete and exclusive statement of agreement among the Shareholders and replace and supersede all prior written and oral agreements among the Shareholders. To the extent that any provision of the Articles of Incorporation conflict with any provision of this agreement, the Articles of Incorporation shall control.

12.2 **Binding Effect.** Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Shareholders and their respect successors and assigns.

12.3 **Jurisdiction.** Each Shareholder hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the State of Florida, United States in any action on a claim arising out of, under or in connection with this Agreement.

12.4 **Severability.** If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected.

12.5 **Notices.** Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing at the addresses shown on Exhibit A. Any party may designate any other address in substitution of the foregoing address by giving 5 days written notice to all Shareholders.

12.6 **Amendments.** All amendments to this Agreement will be in writing and signed by all the Shareholders.

12.6 **Multiple Counterparts**. This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one or the same instrument.

12.7 **Attorney Fees.** In the event that any dispute between the Company, the Shareholders or among the Shareholders should result in litigation or arbitration, the prevailing party in such a dispute shall be entitled to recover from the other party all reasonable fees, cost and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses.

12.8 **Remedies Cumulative.** The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

12.9 **Distribution of After-Tax Net Income.** Until such time as $ 23,000,000 of after-tax net income has been distributed, the distribution to Shareholders shall be as follows:

A.	Profile Solutions, Inc.	80.0 %
B.	Niv Yonani	12.6 %
C.	Hanoch Tempelhof	2.7 %
D.	Zvi Sabo	2.7 %
E.	Galina Kultinsky (i)	1.0 %
F.	Yotam Guetta (ii)	1.0 %

(i) Upon termination, net income to be distributed pro-rata amongst the non-Profile Solutions, Inc. shareholders

(ii) Upon termination, net income to be distributed pro-rata amongst the non-Profile Solutions, Inc. shareholders

The Shareholders of Cannberry Tek, Inc., a Florida Corp. have executed this agreement, effective as of the date written above.

Profile Solutions, Inc.

____

Dan Oran, CEO

____

Niv Yonani

Hanoch Tempelhof

____

Hanoch Tempelhof

Zvi Sabo

____

Niv Yonani on behalf of
Galina Kultinsky

____

Niv Yonani on behalf of
Yotam Guetta

Exhibit A

List of Shareholders

Shareholder	# of Shares	Capital Contribution
Profile Solutions, Inc. (1) 8411 West Oakland Park Blvd. Suite 201 Sunrise, FL 33351	240	Up to $ 1,800,000 including the attached Exhibit "B" and $231,120 for additional expenses. Any $'advanced over $ 1,800,000 shall be non-dilutive to the other shareholders.
Niv Yonani	18	$ 3,750 Services provided
Hanoch Tempelhof	18	$ 3,750 Services provided
Zvi Sabo	18	$ 3,750 Services provided
Galina Kultinsky (2)	3	$ 625 Services to be provided
Yotam Guetta (2)	3	$ 625 Services to be provided

(1) Profile Solutions, Inc. ("PSIQ") option to contribute up to US $ 1,568,880 in accordance with the budget attached as Exhibit B. The initial contribution of $ 200,000 shall be made to the Israel subsidiary of Company as soon as possible. This initial contribution shall cover the first three (3) months of subsidiary operations. The Company shall be entitled to request PSIQ for further contributions for an aggregate contribution amount of US$1,800,000 (up to an additional amount of US $ 231,120)

(2) Company shall reserve 3 shares each for Galina Kultinsky and Yotam Guetta. The shares shall be released to Galina Kultinsky and Yotam Guetta subject to the attached Exhibit "C" vesting schedule.

Exhibit B

Monthly Use of Proceeds

Attached

Exhibit C

Vesting Schedule

A. 1 share shall be released to Galina Kultinsky ("Kultinsky") after one-year of employment. 1 share shall be released to Kultinsky after two-years of employment. 1 share shall be released to Kultinsky after three-years of employment.

B. 1 share shall be released to Yotam Guetta ("Guetta") after one-year of employment. 1 share shall be released to Guetta after two-years of employment. 1 share shall be released to Guetta after three-years of employment.

IRREVOCABLE PROXY

I, the undersigned, hereby irrevocably appoint, until immediately after the earlier of: (a) Cannberrytek Inc. (a company incorporated under the laws of the state of Florida, USA) (the "**Company**") Shares being listed for trading on any stock exchange or quotation system, or (b) the consummation of an Initial Public Offering ("**IPO**"), Mr Niv Yonani, with full power of substitution, as my proxy to: (i) cause any number of shares, of any class, of the Company owned by me on my behalf, at any time and from time to time, and as may be adjusted (the "**Shares**"), to be counted as present at any and all general, special or class meetings of the Company's shareholders; (ii) represent me and to vote in my name at any and all general, special or class meetings of the shareholders of the Company, whenever called, in respect of the Shares, (iii) sign, execute and perform on my behalf any written resolutions of the shareholders of the Company, or any class thereof, in respect of the Shares, (iv) exercise or fail to exercise, in the proxy holder's sole and absolute discretion, any rights or obligations attached to any and all Shares, and sign, execute and perform on my behalf any document or instrument relating to such rights or obligations, including, without limitation, and if applicable, shareholders agreements, operating agreements, documents concerning rights of bring along, tag along, first refusal, preemptive rights, co-sale rights, information rights, registration rights and any other rights, if any, whether included in the incorporation documents of the Company or any other document or instrument as shall be from time to time, provided however, that such exercise does not impose on the undersigned any monetary liability; and (v) receive all notices and communications with respect to the above.

The Shares shall be voted under this Proxy by the proxy holder in the same manner as the votes of the proxy holder in respect to his shares in the Company.

As long as this proxy is in effect, any and all voting rights I may have with respect to the Shares shall be exercised exclusively by this proxy. The undersigned hereby agrees not to give any other proxies in derogation or preventing the undersigned from complying with its obligations hereof, until such time as this proxy is no longer in full force and effect.

The undersigned acknowledges and agrees that this proxy shall be irrevocable and is a special power of attorney coupled with an interest sufficient in law to support an irrevocable power and shall survive the bankruptcy, death, adjudication of incompetence or the like of undersigned. This proxy shall survive the transfer of Shares, until duly replaced by a similar power of attorney executed by the transferee.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of the date written below.

Signature: [signature]

Printed Name: YOTAM GUETTA

Date: 9/2/19

IRREVOCABLE PROXY

I, the undersigned, hereby irrevocably appoint, until immediately after the earlier of: (a) Cannberrytek Inc. (a company incorporated under the laws of the state of Florida, USA) (the "**Company**") Shares being listed for trading on any stock exchange or quotation system, or (b) the consummation of an Initial Public Offering ("**IPO**"), Mr Niv Yonani, with full power of substitution, as my proxy to: (i) cause any number of shares, of any class, of the Company owned by me on my behalf, at any time and from time to time, and as may be adjusted (the "**Shares**"), to be counted as present at any and all general, special or class meetings of the Company's shareholders; (ii) represent me and to vote in my name at any and all general, special or class meetings of the shareholders of the Company, whenever called, in respect of the Shares, (iii) sign, execute and perform on my behalf any written resolutions of the shareholders of the Company, or any class thereof, in respect of the Shares, (iv) exercise or fail to exercise, in the proxy holder's sole and absolute discretion, any rights or obligations attached to any and all Shares, and sign, execute and perform on my behalf any document or instrument relating to such rights or obligations, including, without limitation, and if applicable, shareholders agreements, operating agreements, documents concerning rights of bring along, tag along, first refusal, preemptive rights, co-sale rights, information rights, registration rights and any other rights, if any, whether included in the incorporation documents of the Company or any other document or instrument as shall be from time to time, provided however, that such exercise does not impose on the undersigned any monetary liability; and (v) receive all notices and communications with respect to the above.

The Shares shall be voted under this Proxy by the proxy holder in the same manner as the votes of the proxy holder in respect to his shares in the Company.

As long as this proxy is in effect, any and all voting rights I may have with respect to the Shares shall be exercised exclusively by this proxy. The undersigned hereby agrees not to give any other proxies in derogation or preventing the undersigned from complying with its obligations hereof, until such time as this proxy is no longer in full force and effect.

The undersigned acknowledges and agrees that this proxy shall be irrevocable and is a special power of attorney coupled with an interest sufficient in law to support an irrevocable power and shall survive the bankruptcy, death, adjudication of incompetence or the like of undersigned. This proxy shall survive the transfer of Shares, until duly replaced by a similar power of attorney executed by the transferee.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of the date written below.

Signature: [signature]

Printed Name: Galina Kaluzky

Date: 7.2.2019

Annex B Uses of the Proceeds

CannBerryTek Genetic & Technology

		Y1											
		1	2	3	4	5	6	7	8	9	10	11	12
ab	Infrastructure	$180,000											
	materials & disposibals	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000
&A	Chemical analysis						$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
reenhouse/field								$10,000			$10,000		
emp anlet/sprout		$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000
aff (nployment ate)	CEO - 100%	$5,000	$6,000	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000
	Lab manager - 100%			$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000
	Agronomist - 100%			$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000
	Technichen - 100%				$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000
	Operation (65%)	$2,500	$2,500	$3,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000
&A	Rent	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500
	Accounting	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
	Legal	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750
	IP	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500
	Security	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500
	Hosting, general expenses in Israel.	$600	$600	$600	$600	$600	$600	$600	$600	$600	$600	$600	$600
	Travel abroad		$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
	Petty cash	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200
	Unexpected 8%	$1,804	$2,284	$3,444	$3,764	$3,764	$3,844	$4,644	$3,844	$3,844	$4,644	$3,844	$3,844
	Summary excludingt infrastructu	$24,354	$30,834	$46,494	$50,814	$50,814	$51,894	$62,694	$51,894	$51,894	$62,694	$51,894	$51,894
	Total excluding infrastructure	**$1,388,880**											
	Total including infrastructure	**$1,568,880**											

		Y2											
		1	2	3	4	5	6	7	8	9	10	11	12
ab	Infrastructure												
	materials & disposibals	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
&A	Chemical analysis	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
reenhouse/field		$10,000			$10,000			$10,000			$10,000		
emp anlet/sprout		$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000
aff (nployment ate)	CEO - 100%	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
	Lab manager - 100%	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000
	Agronomist - 100%	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000
	Technichen - 100%	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000
	Operation (65%)	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500
&A	Rent	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
	Accounting	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
	Legal	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750
	IP	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500
	Security	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500
	Hosting, general expenses in Israel.	$800	$800	$800	$800	$800	$800	$800	$800	$800	$800	$800	$800
	Travel abroad	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000
	Petty cash	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400
	Unexpected 8%	$5,476	$4,676	$4,676	$5,476	$4,676	$4,676	$5,476	$4,676	$4,676	$5,476	$4,676	$4,676
	Summary excludingt infrastructu	$73,926	$63,126	$63,126	$73,926	$63,126	$63,126	$73,926	$63,126	$63,126	$73,926	$63,126	$63,126



